SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 29, 2000

FIDELITY NATIONAL CORPORATION
(Exact name of Registrant as Specified in Charter)

Georgia	0-22374	58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (404) 240-1504

Item 5. Other Events

      On December 29, 2000 Fidelity National Corporation issued the following press release:

FIDELITY NATIONAL BANK
ENTERS INTO CONSENT ORDER WITH OCC

ATLANTA, GA (December 29, 2000) — Fidelity National Corporation (NASDAQ:LION) reported that its subsidiary Fidelity National Bank has negotiated and entered into a consent order with the Office of the Comptroller of the Currency dated December 21, 2000, relating to the restructuring of its Trust Department operations. Under the terms of the agreement and the consent order issued pursuant to it, the Bank has temporarily discontinued accepting new trust accounts, engaged independent accountants and legal counsel to review and evaluate its Trust Department business practices, controls, policies and procedures in order to assure regulatory compliance and maintenance of Trust Department books, records and filings on a current basis, and instituted an overall assessment of the current and future risks and benefits of continuing the Bank’s Trust Department operations. The Bank has appointed a special committee of its Board of Directors to coordinate execution of its obligations under the consent order.

Fidelity Chairman, James B. Miller, Jr., said, “We believe that the agreement strengthens the program that we had already begun for reassessing the Bank’s Trust Department operations and addressing the problems that have contributed to its unprofitable results in the past year.” As noted in the Company’s press release dated December 8, 2000, the Company has been assessing certain business lines. The Company contracted to sell one unprofitable business line within the Trust Department on December 14, 2000.

Certain costs related to the restructuring of the Trust Department, specifically severance and consulting services were contemplated in the December 8, 2000, press release. Based on the current assessment management does not anticipate the consent order and the issues it addresses will have a material adverse effect on the Company’s capital or earnings for 2001 and thereafter.

This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets and products. Without limiting the foregoing, the words “believes,” “anticipates,” “intends,” “expects,” or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitations, changing events and trends that have influenced Fidelity’s assumptions, but that are beyond Fidelity’s control. These trends and events include: (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, and (vi) greater loan losses than historic levels.

Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

Fidelity National Corporation, through its operating companies, Fidelity National Bank and Fidelity National Capital Investors, Inc., provides a wide range of banking services through 19 full service branches in Atlanta, Georgia and through a loan production office in Jacksonville, Florida.

FIDELITY NATIONAL CORPORATION

BY:	/S/ M. Howard Griffith, Jr. M. HOWARD GRIFFITH, JR. CHIEF FINANCIAL OFFICER

Date: January 3, 2001